Exhibit 10.6

EXECUTION VERSION
SECOND TRANCHE B-6 INCREMENTAL AMENDMENT (this “Incremental Amendment”) dated as of December 2, 2016, to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”) among Windstream Services, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto.
WHEREAS, pursuant to Section 2.01(i) of the Credit Agreement, the Borrower has requested an additional tranche of Tranche B-6 Term Loans in the form of Incremental Loans pursuant to an Incremental Facility in an aggregate principal amount not exceeding $150,000,000 (such Incremental Loans, the “Additional Tranche B-6 Term Loans”), the proceeds of which shall be used for general corporate purposes, including without limitation to repay outstanding Revolving Loans and to pay related fees and expenses;
WHEREAS, in accordance with Section 2.01(i) of the Credit Agreement, (x) the Additional Tranche B-6 Term Loans established pursuant to this Incremental Amendment shall constitute an increase to the Tranche B-6 Term Loans currently outstanding on the date hereof, shall be secured on a pari passu basis with the existing Loans and shall have the other terms and conditions set forth herein and in the Amended Credit Agreement and (y) this Incremental Amendment shall not require the consent of any Lenders other than the Additional Tranche B-6 Lenders (as defined below) party hereto;
WHEREAS, the Borrower has requested that JPMCB and/or its designated affiliates act as the initial lender with respect to the Additional Tranche B-6 Term Loans (in such capacity, the “Initial Additional Tranche B-6 Lender”);
WHEREAS, each Person that agrees to make Additional Tranche B-6 Term Loans in accordance with this Incremental Amendment and the Amended Credit Agreement (such Persons, together with the Initial Additional Tranche B-6 Lender, collectively, the “Additional Tranche B-6 Lenders”) has agreed to make Tranche B-6 Term Loans to the Borrower on the Second Tranche B-6 Incremental Amendment Effective Date (as defined below) in an amount equal to its Tranche B-6 Commitment (as defined below), subject to the terms and conditions set forth in this Incremental Amendment and the Amended Credit Agreement; and
WHEREAS, on and after the Second Tranche B-6 Incremental Amendment Effective Date, the Additional Tranche B-6 Term Loans shall be deemed “Tranche B-6 Term Loans” for the purpose of the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.

SECTION 2. Additional Tranche B-6 Term Loans. Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Additional Tranche B-6 Lender agrees to make Additional Tranche B-6 Term Loans to the Borrower on the Second Tranche B-6 Incremental Amendment Effective Date in a principal amount equal to its Additional Tranche B-6 Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Amended Credit Agreement. The “Additional Tranche B-6 Commitment” of each Additional Tranche B-6 Lender will be the amount set forth opposite such Additional Tranche B-6 Lender’s name on Schedule 1 hereto.
SECTION 3. Amendments to the Credit Agreement. In accordance with Section 2.01(i) of the Credit Agreement and effective as of the Second Tranche B-6 Incremental Amendment Effective Date, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto and (ii) Schedule 2.01 to the Credit Agreement is hereby amended to add the commitments set forth on Schedule 1 hereto to such Schedule 2.01, mutatis mutandis.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Incremental Amendment, the Borrower represents and warrants that:

(a)As of the Second Tranche B-6 Incremental Amendment Effective Date, this Incremental Amendment has been duly authorized, executed and delivered by it. This Incremental Amendment and the Credit Agreement (in each case, as of the Second Tranche B-6 Incremental Amendment Effective Date) constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct in all respects, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof, including after giving effect to this Incremental Amendment and the transactions contemplated hereby (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

(c)As of the Second Tranche B-6 Incremental Amendment Effective Date, (i) no Event of Default has occurred and is continuing or shall result from this Incremental Amendment or the transactions contemplated hereby, (ii) the Borrower is (and will remain, after giving effect to this Incremental Amendment and the transactions contemplated hereby) in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 of the Credit Agreement recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement and (iii) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement does not (and will not, after giving effect to this Incremental Amendment and the transactions contemplated hereby) exceed 2.25 to 1.0.
SECTION 5. Second Tranche B-6 Incremental Amendment Effective Date. The obligation of the Additional Tranche B-6 Lenders to make Additional Tranche B-6 Term Loans pursuant to Section 2 hereof, and the amendments to the Credit Agreement set forth in Section 3 hereof, shall become effective as of the first date (the “Second Tranche B-6 Incremental Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)The Administrative Agent shall have received a counterpart signature page to this Incremental Amendment duly executed by each of the Borrower, the Administrative Agent and each Additional Tranche B-6 Lender party hereto.

(b)The conditions set forth in Sections 4.03(a) and (b) of the Credit Agreement shall be satisfied on and as of the Second Tranche B-6 Incremental Amendment Effective Date, and the Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent and the Initial Additional Tranche B-6 Lender), dated as of the Second Tranche B-6 Incremental Amendment Effective Date and signed by a Responsible Officer of the Borrower, to such effect.

(c)The representations and warranties set forth in Section 4(c) of this Incremental Amendment shall be true and correct in all respects on and as of the Second Tranche B-6 Incremental Amendment Effective Date, and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Second Tranche B-6 Incremental Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying as to such representations and warranties, together with reasonably detailed calculations demonstrating compliance with clauses (ii) and (iii) of such Section 4(c).

(d)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received the favorable legal opinions of (i) Freshfields Bruckhaus Deringer US LLP, New York counsel to the Loan Parties, and (ii) John P. Fletcher, Esq., general counsel of the Borrower, in each case addressed to the Lenders, the Administrative Agent, the Collateral Agent and each Issuing Bank and dated the Second Tranche B-6 Incremental Amendment Effective Date, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and the Initial Additional Tranche B-6 Lender. The Borrower hereby requests such counsel to deliver such opinions.

(e)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received (i) a request for the Additional Tranche B-6 Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.01(i) of the Credit Agreement, and (ii) a Borrowing Request in respect of the Additional Tranche B-6 Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.03 of the Credit Agreement.

(f)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received such documents and certificates as the Administrative Agent or the Initial Additional Tranche B-6 Lender, or their counsel, may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Incremental Amendment, the performance of the Credit Agreement and each other applicable Loan Document and any other legal matters relating to the Wireline Companies or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Initial Additional Tranche B-6 Lender and their counsel.

(g)Each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent and the Initial Additional Tranche B-6 Lender.

(h)The Borrower shall have paid:

(i)    to the Administrative Agent, for the account of the Additional Tranche B-6 Lenders, an upfront fee (which fee may, at the election of such Additional Tranche B-6 Lender, be structured as original issue discount) (the “Upfront Fee”) in an amount equal to 1.00% of the principal amount of Additional Tranche B-6 Term Loans made by such Additional Tranche B-6 Lender on the Second Tranche B-6 Incremental Amendment Effective Date, which Upfront Fee shall be fully earned and due and payable on the Second Tranche B-6 Incremental Amendment Effective Date; and
(ii)    all other fees and amounts due and payable pursuant to this Incremental Amendment and any commitment letters, fee letters and other letter agreements entered into and between the Borrower and the Lead Arranger and/or any other lead arrangers, bookrunners, joint arrangers and/or joint bookrunners in respect of the Additional Tranche B-6 Term Loans (such persons, together with the Lead Arranger, collectively, the “Arrangers” and such commitment letters, fee letters and other letter agreements, collectively, the “Letter Agreements”), including, to the extent invoiced at least three (3) Business Days prior to the Second Tranche B-6 Incremental Amendment Effective Date, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Incremental Amendment and any other out-of-pocket expenses of the Administrative Agent, the Initial Additional Tranche B-6 Lender and the Arrangers required to be paid or reimbursed pursuant to the Credit Agreement or such Letter Agreements;
provided that it is understood and agreed that the Additional Tranche B-6 Lenders may net the fees and expenses described in the foregoing clauses (i) and (ii) from the proceeds of the Additional Tranche B-6 Term Loans prior to providing such proceeds to the Administrative Agent for distribution to the Borrower.
(i)    The Additional Tranche B-6 Lenders shall have received, no later than five (5) days prior to the Second Tranche B-6 Incremental Amendment Effective Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or any Additional Tranche B-6 Lender that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, that has been reasonably requested at least ten (10) days in advance of the Second Tranche B-6 Incremental Amendment Effective Date.
The Administrative Agent shall notify the Borrower and the Additional Tranche B-6 Lenders of the Second Tranche B-6 Incremental Amendment Effective Date, which notice shall be conclusive and binding.
SECTION 6. Effect of Incremental Amendment.

(a)Except as expressly set forth herein, this Incremental Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)From and after the Second Tranche B-6 Incremental Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Incremental Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)This Incremental Amendment shall be deemed to be an “Incremental Facility Amendment” as defined in the Credit Agreement and shall, for the avoidance of doubt, have the effect assigned thereto in Section 2.01(i)(iii) of the Credit Agreement.
SECTION 7. GOVERNING LAW. THIS INCREMENTAL AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8. Costs and Expenses. The Borrower agrees to reimburse each of the Administrative Agent and JPMCB in its capacity as a lead arranger of the Additional Tranche B-6 Term Loans (in such capacity, the “Lead Arranger”) promptly after receipt of a written request for its documented and reasonable out-of-pocket expenses in connection with this Incremental Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arranger.
SECTION 9. Counterparts. This Incremental Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Incremental Amendment shall be effective as delivery of an original executed counterpart of this Incremental Amendment.
SECTION 10.    Headings. Section headings herein are included for
convenience of reference only and shall not affect the interpretation of this Incremental Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
WINDSTREAM SERVICES, LLC, as the Borrower

By:	/s/ Robert E. Gunderman
Robert E. Gunderman

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Initial Additional Tranche B6 Lender

By:	/s/ Davide Migliardi
Davide Migliardi

ANNEX I
AMENDMENTS TO CREDIT AGREEMENT
[See attached]

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
originally dated as of July 17, 2006
as amended and restated as of April 24, 2015
by and among
WINDSTREAM SERVICES, LLC,
formerly known as WINDSTREAM CORPORATION,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,
and
BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
BNP PARIBAS
CITIBANK, N.A.
COBANK, ACB
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS BANK USA
MORGAN STANLEY SENIOR FUNDING, INC.
MUFG UNION BANK, N.A.
ROYAL BANK OF CANADA
SUNTRUST BANK
WELLS FARGO BANK, N.A.,
as Co-Documentation Agents
J.P. MORGAN SECURITIES LLC
as Bookrunner and Lead Arranger

BARCLAYS BANK PLC
BNP PARIBAS SECURITIES CORP.
CITIBANK, N.ACITIGROUP GLOBAL MARKETS INC.
COBANK, ACB
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS BANK USA
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY SENIOR FUNDING, INC.
MUFG UNION BANK, N.A.
ROYAL BANK OF CANADA
SUNTRUST ROBINSON HUMPHREY, INC.
WELLS FARGO SECURITIES LLC
as Joint Bookrunners and Joint Arrangers

unit or line of business of, another Person, whether or not involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Act” has the meaning specified in Section 9.13.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not at the relevant time of determination an existing Lender and that agrees to provide any portion of any (a) Incremental Loans in accordance with Section 2.01(i) or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19.
“Additional Tranche B 6 Lender” has the meaning assigned to such term in the Tranche B 6 Refinancing and Incremental Amendment.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Assignee” has the meaning specified in Section 9.04(b)(ii)(B).

"Affiliated Revolving Lender” has the meaning specified in Section 9.04(b)(ii)(B).
“Agents” means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger and the Joint Bookrunners and Arrangers.
“Agreement”, when used with reference to this Agreement, means this Amended Agreement, as
amended by the Tranche B-6 Incremental Amendment    and, the Tranche B-6 Refinancing and Incremental
Amendment and the Second Tranche B-6 Incremental Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“All-in Yield” means, as to any Indebtedness on any date of determination, the yield thereon, based on the interest rate applicable to such Indebtedness on such date, including margin, original issue discount, upfront fees (with original issue discount and upfront fees being equated to interest margins for purposes of determining the yield on any Indebtedness assuming a four-year weighted average life), or otherwise; provided that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market for such Indebtedness.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in effect on such day plus 1%. Any

(b)    the first day on which a majority of the members of the board of directors of Holdco or the Borrower are not Continuing Directors; or

(c)    Holdco ceases to be the Beneficial Owner, directly or indirectly, of 100% of the outstanding Equity Interests of the Borrower.
“Charges” has the meaning specified in Section 9.14.
“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B-5 Term Loans, Tranche B-6 Term Loans, Incremental Loans, Other Revolving Loans or Other Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche B-6 Commitment, commitments in respect of any Incremental Facility, Other Revolving Commitments or Other Term Commitments and (c) when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, Tranche B-5 Lender, Tranche B-6 Lender or Additional Lender.
“CLO” has the meaning specified in Section 9.04(b).
“Co-Documentation Agents” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Bank, N.A. In addition, and notwithstanding the foregoing, “Co-Documentation Agents” means, with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Bank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.
“Collateral Agent” means JPMorgan Chase Bank, N.A, in its capacity as collateral agent for the Secured Parties hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.
“Collateral and Guarantee Requirement” means at any time the requirement that:

(a)the Collateral Agent shall have received from each Loan Party either (i) counterparts of the Guarantee Agreement and the Security Agreement, duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Loan Party after the Sixth ARCA Effective Date, supplements to the Guarantee Agreement and the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby);

(b)all outstanding Equity Interests in and all outstanding promissory notes issued by any Wireline Company owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Agreement (except that (i) the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries, and (ii) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged) and the Collateral

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued obligations or trade payables, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Attributable Debt of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all net obligations of such Person under any Swap Agreements, and (k) all obligations of such Person to redeem, repay or otherwise repurchase any Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; provided that, for purposes of clarity, the Master Lease and the Pension Fund Leases shall be treated as operating leases, and the obligations thereunder shall not constitute Indebtedness for purposes of this Agreement.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
The amount of Indebtedness of any Person pursuant to clause (e) of this definition shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby at the date of determination of the amount of such Indebtedness.
The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
The amount of any Permitted Receivables Financing shall not constitute “Indebtedness” for purposes of the financial covenants and determinations made under Section 6.13 or Section 6.14 of this Agreement or for purposes of determining the Interest Coverage Ratio, Leverage Ratio or Secured Leverage Ratio as used elsewhere in this Agreement.
“Indemnified Taxes” means (a) Taxes imposed by any Governmental Authority of or in the United States or any other jurisdiction from which or through which payments are made under the Loan Documents, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(b).

“Information” has the meaning specified in Section 9.12(a).
“Initial Tranche B-6 Commitment” means, with respect to each Lender, the commitment of such Lender to make (or continue) Tranche B-6 Term Loans hereunder on the Tranche B-6 Refinancing and Incremental Amendment Effective Date. The initial aggregate amount of the Lenders’ Initial Tranche B-6 Commitments as of the Tranche B-6 Refinancing and Incremental Amendment Effective Date is $747,000,000.
“Insignificant Subsidiary” means any Subsidiary of the Borrower that has total assets of not more than $10,000,000 and that is designated by the Borrower as an “Insignificant Subsidiary”, provided that the total assets of all Subsidiaries that are so designated, as reflected on the Borrower’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $35,000,000.
“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.
“Interest Coverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Cash Interest Expense for the period of four consecutive Fiscal Quarters ended on such day (or, in the case of any calculation to be made on Pro Forma Basis, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) before such day).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.
“Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Swap Agreements, but excluding the amortization or write-off of debt issuance costs; plus

(b)the consolidated interest of such Person and its subsidiaries that was capitalized during such period; plus

(c)any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its subsidiaries or secured by a Lien on assets of such Person or one of its subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a subsidiary of such Person, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that any interest expense, commissions, discounts or fees incurred by a Special Purpose Receivables Subsidiary

“Joint Bookrunners and Arrangers” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Barclays Bank PLC, BNP Paribas, Citibank, N.A., Securities Corp., Citigroup Global Markets Inc., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Securities LLC. In addition, and notwithstanding the foregoing, “Joint Bookrunners and Arrangers” means, with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Securities LLC.

“Knowledge” means the actual knowledge of a Responsible Officer.

“Landlord” has the meaning given such term in the Master Lease.
“Latest Maturity Date” means, at any date of determination, the last to occur of (i) the latest stated final maturity date of any Term Loans, (ii) the stated final maturity date for any Other Term Loan or Other Revolving Commitment and (iii) the Revolving Maturity Date, in each case of clauses (i), (ii) and (iii), as extended for any Lender in accordance with this Agreement from time to time.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Reimbursement Obligations at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.
“LC Reimbursement Obligations” means, at any time, all obligations of the Borrower to reimburse the Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to the Issuing Bank pursuant to Section 2.04(e).
“Lead Arranger” means J.P. Morgan Securities LLC.
“Lender Group” has the meaning specified in Section 9.16.

“Lender Group Member” has the meaning specified in Section 9.16.

“Lender Parties” means the Lenders, the Issuing Banks and the Agents.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, in the case of any calculation to be made on a Pro Forma Basis, if such day is not the

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of October 8, 2009 among the Borrower and certain Agents and Lenders party thereto.
“Second ARCA” means the Second Amended and Restated Credit Agreement dated as of October 19, 2009 in the form attached as Exhibit A to the Second Amendment and Restatement Agreement, as amended and as in effect from time to time before the Third ARCA Effective Date.
“Second Tranche B-6 Incremental Amendment” means the Second Tranche B-6 Incremental Amendment to this Agreement, dated as of December 2, 2016, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.
“Second Tranche B-6 Incremental Amendment Effective Date” has the meaning assigned to such term in the Second Tranche B-6 Incremental Amendment.
“Second Tranche B-6 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche B-6 Term Loan hereunder on the Second Tranche B-6 Incremental Amendment Effective Date. The initial aggregate amount of the Lenders’ Second Tranche B-6 Commitments as of the Second Tranche B-6 Incremental Amendment Effective Date is $150,000,000.
“Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Secured Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day).
“Secured Obligations” has the meaning specified in Section 1(c) of the Security Agreement.

“Secured Parties” has the meaning specified in Section 1(c) of the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Amended and Restated Security Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.
“Security Documents” means the Guarantee Agreement, the Security Agreement, the Pari Passu Intercreditor Agreement (if any) and each other agreement, instrument or other document executed and delivered pursuant to Section 5.10 or 5.11 to guarantee or secure any of the Secured Obligations.
“Senior Representative” means, with respect to any series of Permitted Pari Passu Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Tranche B-5 Maturity Date” means August 8, 2019.
“Tranche B-5 Term Loan” means a Loan made pursuant to Section 2.01(g)(iii) of the Fifth
ARCA.
“Tranche B-6 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche B 6 Term Loan hereunder on the Tranche B 6 Refinancing and Incremental Amendment Effective Date, (x) in the case of any Additional Tranche B 6 Lender, in an amount equal to the amount set forth opposite such Lender’s name on Schedule 1 to the Tranche B 6 Refinancing and Incremental Amendment under the caption “Additional Tranche B 6 Commitment”, or (y) in the case of any Continuing Tranche B 6 Lender, in (I) the amount specified in such Lender’s Lender Addendum (as defined in the Tranche B 6 Refinancing and Incremental Amendment) executed in connection with the Tranche B 6 Refinancing and Incremental Amendment (less the principal amount of any Non Allocated Term Loans (as defined in the Tranche B 6 Refinancing and Incremental Amendment) of such Continuing Tranche B 6 Lender or (II) if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 9.04(b) as such Lender’s Tranche B 6 Commitment, as such amount may be reduced at or prior to such time pursuant to the terms hereof. The initial aggregate amount of the Lenders’ Tranche B 6 Commitments as of the Tranche B 6 Refinancing and Incremental Amendment Effective Date is $747,000,000. an Initial Tranche B-6 Commitment or a Second Tranche B-6 Commitment, as the case may be.
“Tranche B-6 Incremental Amendment” means the Tranche B-6 Incremental Amendment to this Agreement, dated as of March 29, 2016, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.
“Tranche B-6 Lender” means a Lender with a Tranche B-6 Commitment or an outstanding Tranche B-6 Term Loan.
“Tranche B-6 Maturity Date” means March 29, 2021; provided if the Revolving Commitments and Revolving Loans hereunder have not had their maturity extended (or been refinanced) prior to April 24, 2020 such that the Revolving Maturity Date (or any comparable maturity date for replacement loans and commitments) is no earlier than March 29, 2021, the Tranche B-6 Maturity Date shall be April 24, 2020; provided, further, if the 2020 Notes have not been repaid or refinanced prior to July 15, 2020 with indebtedness having a maturity date no earlier than March 29, 2021, the Tranche B-6 Maturity Date shall be July 15, 2020.
“Tranche B-6 Refinancing and Incremental Amendment” means the Tranche B-6 Refinancing and Incremental Amendment to this Agreement, dated as of September 30, 2016, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.
“Tranche B-6 Refinancing and Incremental Amendment Effective Date” has the meaning ascribed to “Amendment Effective Date” in the Tranche B-6 Refinancing and Incremental Amendment.
“Tranche B-6 Repricing Transaction” means (a) any prepayment or repayment of Tranche B-6 Term Loans with the proceeds of, or any conversion of Tranche B-6 Term Loans into, any new or replacement tranche of term loans having an All-in Yield less than the All-in Yield applicable to such Tranche B-6 Term Loans the primary purpose of which is to reduce the All-in Yield of such tranche of term loans relative to the Tranche B-6 Term Loans so prepaid, repaid, converted or replaced and (b) any of business or division occurs (including the Propco Transactions), calculations of the Leverage Ratio and the Interest Coverage Ratio with respect to such period shall be made on a Pro Forma Basis.
ARTICLE 2
THE CREDITS
SECTION 2.01. Loans. (a) Revolving Commitments; Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period applicable to such Revolving Lender’s Revolving Commitment in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment. All Revolving Loans will be made by all Revolving Lenders in accordance with their Revolving Percentages until the Revolving Maturity Date.
(b) The Borrower hereby acknowledges and agrees that, if at any time any Person holds Separated Revolving Loans without holding the Corresponding Commitment:

(i)for the avoidance of doubt, all Revolving Loans shall be funded solely by the holders of the Corresponding Commitment, subject to Section 2.01(b)(ii); and

(ii)for purposes of the terms “Revolving Credit Exposure” and “Revolving Percentages” as used in Section 2.01(a), such Separated Revolving Loans shall be deemed held by the Person holding the Corresponding Commitment.
(c) [Reserved].
(d) [Reserved].
(e) [Reserved].
(f) [Reserved].
(g)    (i) Tranche B-5 Term Loans. All Tranche B-5 Term Loans outstanding under the Fifth
ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.
(ii) Tranche B-6 Term Loans.

(A)Subject to the terms and conditions set forth herein and in the Tranche B-6 Refinancing and Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan (which Tranche B-6 Term Loan may be a continuation of an Existing Tranche B-6 Term Loan) to the Borrower on the Tranche B-6 Refinancing and Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Tranche B-6 Refinancing and Incremental Amendment Effective Date.

(B)Subject to the terms and conditions set forth herein and in the Second Tranche B-6 Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan to the Borrower on the Second Tranche B-6 Incremental Amendment

Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Second Tranche B-6 Incremental Amendment Effective Date.

(h)    Outstanding Letters of Credit. All Letters of Credit outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(i)    Incremental Loan Facility. (i) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of loans (“Incremental Loans” and each such tranche, an “Incremental Facility”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0, and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and, if applicable, (C), above, together with reasonably detailed calculations demonstrating compliance with clauses (B) and, if applicable, (C), above. Each Incremental Facility shall be in an amount that is an integral multiple of $5,000,000 and not less than $50,000,000, provided that an Incremental Facility may be in any amount less than $50,000,000 if such amount represents all the remaining availability under the Incremental Facilities pursuant to the immediately preceding sentence.
(ii)    The Incremental Loans shall rank pari passu (or at the Borrower’s option, junior) in right of payment in respect of the Collateral and with the obligations in respect of the Revolving Commitments, the Tranche B-5 Term Loans, the Tranche B-6 Term Loans, Incremental Loans, Other Term Loans and Other Revolving Loans. In addition, (A) any Incremental Facility providing for term loans (“Incremental Term Loans”) shall (1) not have a final maturity date earlier than the Latest Maturity Date then in effect or a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any Term Loans then outstanding; provided that any Incremental Term Loans in the form of a “Term Loan A” shall not be subject to the restrictions set forth in this clause (1); provided further that, notwithstanding the preceding proviso, no Incremental Term Loans shall have (x) a final maturity date earlier than the Revolving Maturity Date then in effect or the stated final maturity date of the Tranche B-5 Term Loans or the Tranche B-6 Term Loans or (y) a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Tranche B-5 Term Loans or the Tranche B-6 Term Loans and (2) for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Tranche B-5 Term Loans and the Tranche B-6 Term Loans, (B) except with respect to pricing (subject to the following proviso) and scheduled amortization (subject to the preceding clause (A)(1)) or to the extent such term is effective only after the Tranche B-5 Maturity Date, such Incremental Term Loans shall have terms that are no more favorable to the lenders providing such Incremental Term Loans than the terms applicable to the Tranche B-5 Term Loans, provided, that if the All-in Yield of any Incremental Term Loans made on or prior to the date that is 18 months following the Refinancing Amendment No. 1 Effective Date exceeds the All-in Yield of any Tranche B-5 Term Loans by more than 0.50%, the Applicable Rate relating to the Tranche B-5 Term Loans shall be adjusted so that the All-in Yield of such Incremental Term Loans shall not exceed the All-in Yield of the Tranche B-5 Term Loans by more than 0.50%, (C) except with respect to pricing (subject to the following proviso) and scheduled

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the relevant Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (or, in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, automatically), then, so long as an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing having an Interest Period longer than one month; provided that, if (x) an Event of Default of the type described in paragraph (a), (b), (i) or (j) of Article 7 has occurred and is continuing and (y) other than in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, the Required Lenders have so requested, then (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid prior to or at the end of the Interest Period then applicable thereto, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period.
SECTION 2.07. Termination, Reduction and Extension of Commitments and Term Loans. (a) Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date and, (ii) the Initial Tranche B-6 Commitments shall terminate immediately after the Borrowing of the Tranche B-6 Term Loans on the Tranche B-6 Refinancing and Incremental Amendment Effective Date and (iii) the Second Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Second Tranche B-6 Incremental Amendment Effective Date.

(b)    The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments to the extent, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the consummation of an acquisition, sale or other similar transaction, or the receipt of proceeds from the incurrence or issuance of Indebtedness or Equity Interests or the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent; provided that, in order for any such promissory note to be delivered on the Sixth ARCA Effective Date or, the Tranche B-6 Refinancing and Incremental Amendment Effective Date or the Second Tranche B-6 Incremental Amendment Effective Date, the request therefor shall be delivered no later than two Business Days prior to the Sixth ARCA Effective Date or, the Tranche B-6 Refinancing and Incremental Amendment Effective Date or the Second Tranche B-6 Incremental Amendment Effective Date, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.09. Scheduled Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.09(c), the Borrower shall repay (i) Tranche B-5 Term Loans (A) on the last day of each Fiscal Quarter ending on or after March 31, 2014 and prior to the Tranche B-5 Maturity Date in an aggregate principal amount equal to 0.25% of the initial principal amount of Tranche B-5 Term Loans and (B) on the Tranche B-5 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-5 Term Loans then outstanding and (ii) Tranche B-6 Term Loans (A) on the last day of each Fiscal Quarter ending on or after September 30, 2016 and prior to the Tranche B-6 Maturity Date in an aggregate principal amount equal to 0.25% of the aggregate principal amount of Tranche B-6 Term Loans outstanding on the Second Tranche B-6 Refinancing and Incremental Amendment Effective Date (after giving effect to the Second Tranche B-6 Refinancing and Incremental Amendment) and (B) on the Tranche B-6 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-6 Term Loans then outstanding.

(b)    To the extent not previously paid, (i) all Tranche B-5 Term Loans shall be due and payable on the Tranche B-5 Maturity Date and (ii) all Tranche B-6 Term Loans shall be due and payable on the Tranche B-6 Maturity Date.

(c)    Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section, in the case of mandatory prepayments, in direct order of maturity, and in the case of voluntary prepayments, ratably.

(d)    Before repaying any Term Loans of any Class pursuant to this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each such repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.
SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to Section 2.15 and the requirements of this Section.

2.10(j)) prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, if (i) the Wireline Companies intend to apply all or a portion of the Net Proceeds from such event, within 12 months after receipt of such Net Proceeds (or, if the applicable Wireline Company enters into a legally binding commitment to apply all or a portion of such Net Proceeds within such 12-month period, within 18 months following the receipt of such Net Proceeds), to repair, restore or replace the property with respect to which such Net Proceeds were received or to acquire Replacement Assets, and (ii) any property acquired in connection with such application (whether as replacement property or Replacement Assets) will be included in the Collateral at least to the extent that the property to be replaced was included therein or shall be property of a Collateral Support Party, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds, if applicable); provided, that if all or a portion of such Net Proceeds have not been so applied within such 12-month period (or, if the applicable Wireline Company has entered into a legally binding commitment to apply such Net Proceeds within such 12-month period, but has not applied such Net Proceeds within 18 months following such receipt), a prepayment will be required at that time in an amount equal to (A) the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12-month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(e)    Allocation of Prepayments, Right to Decline Tranche B-5 and Tranche B-6 Mandatory Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section. Optional prepayments shall be applied to such Classes of Term Loans as directed by the Borrower in the notice of prepayment, provided that such prepayments of any Class of Term Loan shall be applied in accordance with the second sentence of Section 2.10(i). In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided however that any Tranche B-5 Lender and any Tranche B-6 Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B-5 Term Loans or its Tranche B-6 Term Loans, as applicable, pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be applied to prepay Term Borrowings of the other Classes on a ratable basis (subject to the rights of the Tranche B-5 Lenders and the Tranche B-6 Lenders to decline such payments as set forth in this proviso) until no Term Borrowings of any other Class remain outstanding. All optional or mandatory prepayments of Revolving Borrowings made at a time when Revolving Borrowings of more than one Class remain outstanding shall be allocated among the Revolving Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. All optional or mandatory prepayments of a Revolving Borrowing shall be applied in accordance with the second sentence of Section 2.10(i).

(f)    Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.12.

(g)    f a Tranche B-6 Repricing Transaction prior to the date that is six months after the Second Tranche B-6 Refinancing and Incremental Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of the Tranche B-6 Term Loans prepaid or 1.0% of the principal repriced pursuant to such Tranche B-6 Repricing purposes of the Wireline Companies. The proceeds of any Incremental Facility will be used only as provided in Section 2.01(i)(iii) and in the Incremental Facility Amendment. No part of the proceeds of any Loan or Letters of Credit will be used, whether directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or for any other purpose, in each case that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate obligations of the Wireline Companies. The proceeds of the Tranche B-6 Term Loans made on the Tranche B-6 Refinancing and Incremental Amendment Effective Date shall be utilized (i) to the extent constituting Other Term Loans, on the Tranche B-6 Refinancing and Incremental Amendment Effective Date, to refinance in full the Existing Tranche B-6 Term Loans and (ii) otherwise, (A) to redeem all or a portion of the 2017 Notes and to pay related fees and expenses and (B) for general corporate purposes, including without limitation, to refinance in full or in part any other series of outstanding notes of the Borrower or its subsidiaries and to pay related fees and expenses. The proceeds of the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date shall be utilized for general corporate purposes, including without limitation to repay outstanding Revolving Loans and to pay related fees and expenses.
SECTION 5.10. Additional Subsidiaries. If any additional Subsidiary, other than an Insignificant Subsidiary, a Notes SPV or a Special Purpose Receivables Subsidiary, is formed or acquired after the Sixth ARCA Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Collateral Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary held by a Loan Party and any Indebtedness of such Subsidiary owed to a Loan Party. If at any time any Subsidiary that is not then a Loan Party, other than (A) an Insignificant Subsidiary, (B) prior to the PAETEC Notes Redemption Date, a Qualified PAETEC Group Member, (C) a Notes SPV, (D) any Subsidiary listed on Schedule 5.10 or (E) a Special Purpose Receivables Subsidiary, (x) is a wholly-owned Domestic Subsidiary and is permitted by applicable law or regulation (without the need to obtain any Governmental Authorization) to Guarantee the Facility Obligations or (y) Guarantees any Loan Party’s obligations in respect of any AC Holdings Bonds or any other Indebtedness (other than Indebtedness created under the Loan Documents), the Borrower shall promptly cause (A) such Subsidiary to Guarantee the Facility Obligations pursuant to the Guarantee Agreement (in the case of any Subsidiary described in clause (y), on terms no less favorable to the Lenders than those applicable under such Guarantee of other Indebtedness) and (B) the other provisions of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a “Guarantor” and “Lien Grantor” for purposes of the Loan Documents. The Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary (other than Insignificant Subsidiaries and other than (i) any Notes SPV, (ii) prior to the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member and (iii) any Special Purpose Receivables Subsidiary) after the Sixth ARCA Effective Date unless either (x) all of the Equity Interests in such Subsidiary shall be directly held by a Loan Party or (y) such Subsidiary shall have Guaranteed the Facility Obligations pursuant to the Guarantee Agreement and shall have satisfied the other provisions of the Collateral and Guarantee Requirement with respect to such Subsidiary. Prior to the PAETEC Notes Redemption Date, the Borrower will not permit any PAETEC Group Member to form or acquire any Subsidiary except for the purpose of reorganizing the organizational structure or form of organization of any of the PAETEC Group Members. For the avoidance of doubt, from and after the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member not previously subject to the requirements set forth in this Section 5.10 shall be subject to the requirements set forth in this Section 5.10 as if such Qualified PAETEC Group Member became a Subsidiary on such date.
SECTION 5.11. Further Assurances. (a) Each Loan Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions

SCHEDULE 1

Tranche B-6 Lender	Second Tranche B-6 Commitment
JPMorgan Chase Bank, N.A.	$150,000,000
Total	$150,000,000